Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)
($ millions except per share)

	Three Months Ended Sept. 30,
	2008	2007

Railway operating revenues:
Coal (note 1)	$876	$578
General merchandise	1,458	1,291
Intermodal	560	484
Total railway operating revenues	2,894	2,353

Railway operating expenses:
Compensation and benefits (note 2)	708	619
Purchased services and rents	419	391
Fuel	474	289
Depreciation	201	194
Materials and other	198	179
Total railway operating expenses	2,000	1,672

Income from railway operations	894	681

Other income - net	39	31
Interest expense on debt	111	107

Income before income taxes	822	605

Provision for income taxes:
Current	184	178
Deferred	118	41
Total income taxes	302	219

Net income	$520	$386

Earnings per share:
Basic	$1.39	$0.99
Diluted	$1.37	$0.97

Weighted average shares outstanding (millions) (note 3):
Basic	372.5	389.0
Diluted	380.5	397.4

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)
($ millions except per share)

	Nine Months Ended Sept 30,
	2008	2007

Railway operating revenues:
Coal (note 1)	$2,313	$1,714
General merchandise	4,268	3,839
Intermodal	1,578	1,425
Total railway operating revenues	8,159	6,978

Railway operating expenses:
Compensation and benefits (note 2)	2,075	1,929
Purchased services and rents	1,194	1,155
Fuel	1,369	816
Depreciation	598	578
Materials and other	652	601
Total railway operating expenses	5,888	5,079

Income from railway operations	2,271	1,899

Other income - net	92	59
Interest expense on debt	332	333

Income before income taxes	2,031	1,625

Provision for income taxes:
Current	586	541
Deferred	181	19
Total income taxes	767	560

Net income	$1,264	$1,065

Earnings per share:
Basic	$3.37	$2.71
Diluted	$3.30	$2.66

Weighted average shares outstanding (millions) (note 3):
Basic	374.4	392.3
Diluted	382.6	400.5

Norfolk Southern Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)
($ millions)

	Sept. 30,	Dec. 31,
	2008	2007

Assets

Current assets:
Cash, cash equivalents and short-term investments	$557	$206
Accounts receivable - net	1,076	942
Materials and supplies	210	176
Deferred income taxes	172	190
Other current assets	67	161
Total current assets	2,082	1,675

Investments	1,827	1,974

Properties less accumulated depreciation	22,032	21,583

Other assets	776	912

Total assets	$26,717	$26,144

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,225	$1,139
Income and other taxes	297	203
Other current liabilities	293	237
Current maturities of long-term debt	488	369
Total current liabilities	2,303	1,948

Long-term debt	5,983	5,999

Other liabilities	1,783	2,039

Deferred income taxes	6,602	6,431
Total liabilities	16,671	16,417

Stockholders' equity:
Common stock $1.00 per share par value, 1,350,000,000 shares authorized; outstanding 370,279,291 and 379,297,891 shares,
respectively, net of treasury shares	371	380
Additional paid-in capital	1,689	1,466
Accumulated other comprehensive loss	(389)	(399)
Retained income	8,375	8,280

      Total stockholders' equity

	10,046	9,727

      Total liabilities and stockholders' equity

	$26,717	$26,144

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)
($ millions)

	Nine Months Ended Sept. 30,
	2008	2007

Cash flows from operating activities:
Net income	$1,264	$1,065
Reconciliation of net income to net cash provided by
operating activities:
Depreciation	606	587
Deferred income taxes	181	19
Gains on properties and investments	(24)	(36)
Changes in assets and liabilities affecting operations:
Accounts receivable	63	(21)
Materials and supplies	(34)	(22)
Other current assets	93	80
Current liabilities other than debt	(80)	67
Other - net	6	72
Net cash provided by operating activities	2,075	1,811

Cash flows from investing activities:
Property additions	(1,104)	(895)
Property sales and other transactions	74	105
Investments, including short-term	(34)	(568)
Investment sales and other transactions	254	758
Net cash used in investing activities	(810)	(600)

Cash flows from financing activities:
Dividends	(338)	(276)
Common stock issued - net	224	166
Purchase and retirement of common stock (note 3)	(899)	(769)
Proceeds from borrowings	1,225	--
Debt repayments	(1,126)	(454)

Net cash used in financing activities	(914)	(1,333)

Net increase (decrease) in cash and cash equivalents	351	(122)

Cash and cash equivalents:
At beginning of year	206	527

At end of period	557	405

Short-term investments at end of period	--	13

Cash, cash equivalents and short-term investments at end of period

	$557	$418

Supplemental disclosures of cash flow information

Cash paid during the period for:
Interest (net of amounts capitalized)	$254	$279
Income taxes (net of refunds)	$401	$386

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.   COAL REVENUES

      Third quarter 2008 includes $22 million related to a coal customer's 2008 contracted volume shortfall and a nonrecurring effect related to the implementation of NS' new coal billing system.

2.   LABOR AGREEMENT

      Third quarter 2008 includes $28 million for lump-sum payments (including payroll taxes) due under a new labor agreement with the Brotherhood of Locomotive Engineers and Trainmen (BLET).

3.   STOCK REPURCHASE PROGRAM

In March 2007, NS' Board of Directors amended the stock repurchase program that was authorized in November 2005 so as to increase the number of shares of NS common stock that may be repurchased from 50 million to 75 million.  In addition, the term of the program was shortened from December 31, 2015 to December 31, 2010.  During the first nine months of 2008, NS purchased and retired 15.2 million shares of common stock at a cost of $899 million.  Since inception of the stock repurchase program in 2006, NS has repurchased and retired 60.5 million shares at a total cost of $3.1 billion.